                                                                    Exhibit 3(g)

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                  --------------------------------------------



     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

INCORPORATION OF ICF KAISER ENGINEERS OPERATING CO., INC. FILED IN THIS OFFICE

ON THE FIRST DAY OF APRIL, A.D. 1991, AT 9 O'CLOCK  A.M.


                      * * * * * * * * * * * * * * * * * *



                                         /s/ Michael Harkins
                                      ------------------------------------------
                                      Michael Harkins, Secretary of State

                                      AUTHENTICATION:  *3006397
                                      DATE:            04/03/1991

                          CERTIFICATE OF INCORPORATION
                                       OF
                   ICF Kaiser Engineering Operating Co., Inc.


Section 1.01.    Name.
------------     ----

The name of the Corporation is ICF Kaiser Engineers Operating Co., Inc.

Section 2.01.    Registered Office and Agent.
------------     ---------------------------

The registered office of the Corporation in the State of Delaware is located in the County of New Castle, at 1013 Centre Road, Wilmington 19085. Its registered agent at such address is Corporation Service Company.

Section 3.01.    Purposes.
------------     --------

The purpose of the Corporation is to engage in (i) the construction, development, maintenance, operation and management of, and otherwise deal, with that certain pulverized coal injection plant to be located and constructed at that certain steel complex in Gary, Indiana, currently owned and operated by USX Corporation; (ii) any lawful act or activity related or incidental to the foregoing for which corporations may be organized under the General Corporation Law of Delaware; and (iii) no purposes other than those specified in (i) or
(ii).

Section 4.01.    Authorized Shares.
------------     -----------------

The total number of shares of capital stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock having a par value of One Cent ($0.01) per share.

Section 5.01     Incorporator.
------------     ------------

The name and mailing address of the incorporator is Colin W. Craik, Crowell & Moring, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004-2595. The powers of the incorporator shall terminate upon the filing of the Certificate of Incorporation.

Section 5.02.    Duration.
------------     --------

The Corporation is to have perpetual existence.

Section 6.01     Initial Board of Directors.
------------     --------------------------

The name and mailing address of the person who is to serve as the sole director of the Corporation until the first annual meeting of stockholders or until his successors are elected and qualify is:

                       Paul Weeks, II
                       9300 Lee Highway
                       Fairfax, VA  22031

Section 7.01.    Limitation of Liability.
------------     -----------------------

(a) No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as a director or officer of the Corporation, if such person (i) in good faith exercised or used the same degree of diligence, care and skill as an ordinarily prudent person would have exercised or used under similar circumstances, or (ii) took, or omitted to take, such action in good faith reliance upon advice of counsel for the Corporation, or upon books of account or reports made to the Corporation by any of its officers or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee designated by the Board of Directors, or in good faith reliance upon other records of the Corporation.

(b) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 8.01.    Ratification by Stockholders.
------------     ----------------------------

Any contract, transaction or act of the Corporation, the Board of Directors, or a committee of the Board of Directors which shall be approved or ratified by a majority of a quorum of the stockholders entitled to vote at any meeting or, without a meeting, by the written consent of the holders of a majority of the stock entitled to vote shall be as valid and binding as though approved or ratified by every stockholder of the Corporation; but any failure of the stockholders to approve or ratify such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers, of their right to proceed with such contract, transaction or act.

Section 9.01.    Indemnification of Directors and Officers for Actions,
------------     ------------------------------------------------------
                 Suits, or Proceedings Other Than By or In the Right of the
                 ----------------------------------------------------------
                 Corporation.
                 -----------

To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him or her in the purchase or sale of securities of the Corporation, if and only if he or
                                                          --------------
she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---------------
its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 9.02     Indemnification of Directors and Officers for Action or
------------     -------------------------------------------------------
                 Suits By or In the Right of the Corporation.
                 -------------------------------------------

To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her on his or her behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he or she
                                                     --------------
acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 9.03     Indemnification of Others for Actions, Suits or Proceedings
------------     -----------------------------------------------------------
                 Other Than By or In the Right of the Corporation
                 ------------------------------------------------

To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him or her in the purchase or sale of securities of the Corporation, if and only if he or she acted in good
                                          --------------
faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, of
                               ---- ----------
itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 9.04     Indemnification of Others for Actions or Suits By or In
------------     -------------------------------------------------------
                 the Right of the Corporation.
                 ----------------------------

To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reasons of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he or she acted in good
                                          --------------
faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 9.05.    Indemnification for Costs, Charges and Expenses of
------------     --------------------------------------------------
                 Successful Party.
                 ----------------

Notwithstanding the other provisions of this Certificate, to the extent that a director or officer of the Corporation or other person indemnified under Section
9.01 through 9.04, herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 9.06.    Determination of Right to Indemnification.
------------     -----------------------------------------

Unless otherwise ordered by a court, any indemnification under Section 9.01 through 9.04, herein, shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of an individual entitled to indemnification under Section 9.01 through 9.04, herein, is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 9.01 through 9.04, herein.

Section 9.07.    Advance Payment of Costs, Charges and Expenses.
------------     ----------------------------------------------

To the full extent permitted by law, the Corporation shall, upon request, pay costs, charges and expenses (including attorneys' fees) incurred by a person entitled to indemnification pursuant to Sections 9.01 and 9.02, herein, and, if applicable, pursuant to Sections 9.03 and 9.04, herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs,
                            --------  -------
charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this certificate; such costs, charges and expenses is incurred by other employees, agents and contractors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.08.    Procedure of Indemnification.
------------     ----------------------------

Any indemnification or advance of costs, charges and expenses provided for in Sections 9.01 through 9.07, herein, shall be made promptly, and in any event within sixty days, upon the written request of the person entitled to indemnification; the right to indemnification or advances as granted by this Certificate shall be enforceable by a director or officer or other person indemnified hereunder in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty days, such person's costs, charges and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation; it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses pursuant to Section 9.07, herein, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 9.01 through 9.04, herein. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 9.01 through 9.04, herein, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 9.09.    Authorization of Corporation Officers.
------------     -------------------------------------

The proper officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which the officer deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing Sections 9.01 through 9.08.

Section 9.10.    Other Rights; Continuation of Right to Indemnification.
------------     ------------------------------------------------------

The indemnification and advancement of expenses provided by this Certificate shall not be deemed exclusive of any other rights which a person seeking indemnification nor advancement of expenses may be entitled under any law (present or future, common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as an agent for the Corporation, and shall continue as to a person who has ceased to serve in the capacity making him or her eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under this Certificate shall be deemed to be a contract between the Corporation and each director and officer of the Corporation and, as applicable, any other person indemnified hereunder who serves or served in such capacity at any time while this Certificate as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification hereof or of such provisions of such law shall not in any way diminish any rights to indemnification of such director or officer or other person entitled to indemnification or the obligations of the Corporation arising hereunder.

Section 9.11.    Savings Clause.
------------     --------------

If this Certificate or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and may indemnify any other person entitled to indemnification, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Certificate that shall not have been invalidated and to the full extent permitted by applicable law.
To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 9.01 through 9.10 of the Certificate.

Section 9.12.    Insurance.
------------     ---------

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 9.13.    Adoption of By-laws.
------------     -------------------

The Board of Directors may from time to time adopt By-laws with respect to indemnification and may amend such By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

Section 10.01.   Settlement of Debts.
-------------    -------------------

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Section 11.01. Elections of Directors.
-------------  ----------------------

Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

Section 12.01. Stockholders Meetings, Records.
-------------  ------------------------------

Stockholders meetings may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision in the General Corporation Law of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors (or duly authorized committee of the Board of Directors) or in the By-laws of the Corporation.

Section 13.01. By-laws.
-------------  -------

The Board of Directors (or a duly authorized committee of the Board of Directors) of the Corporation shall have the power to make and, except as may be expressly stated in the By-laws, to alter and repeal its By-laws.

Section 14.01    Amendment of Certificate of Incorporation.
-------------    -----------------------------------------

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereto set my signature this 28th day of March 1991.


                                          /s/ Colin W. Craik
                                    -----------------------------------------
                                    Colin W. Craik

District of Columbia:

     BE IT REMEMBERED that on March 28, 1991, personally came before me, a Notary Public for the District of Columbia, Colin W. Craik, the subscriber to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts therein stated are truly set forth.

     Given under my hand and seal of office the day and year aforesaid.

[Seal]                                  /s/  Anne S. Parke
                                    --------------------------------
                                    Notary Public
                                    My Commission Expires June 14, 1992

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


              --------------------------------------------------



     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "ICF KAISER ENGINEERS OPERATING CO., INC." FILED IN THIS OFFICE ON

THE FIFTH DAY OF MAY, A.D. 1992, AT 9 O'CLOCK A.M.


                      * * * * * * * * * * * * * * * * * *



                                         /s/ Michael Ratchford
                                 -----------------------------------------------
                                 Michael Ratchford, Secretary of State


                                 AUTHENTICATION:  *3441317

                                 DATE:            05/07/92

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                    ICF KAISER ENGINEERS OPERATING CO., Inc.


          ICF Kaiser Engineers Operating Co., Inc., a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), hereby does certify:

          FIRST: That the Board of Directors of the Corporation, by the written consent of all of its members, filed with minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment of the Certificate of Incorporation of the Corporation:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 1.01 in its entirety and inserting in its place the following new language:

          Section 1.01.    Name.  The name of the Corporation is PCI Operating
          ------------     ----
Company.

          SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, ICF Kaiser Engineers Operating Co., Inc. has caused this Certificate to be signed by Kenneth A. Schweers, its President, and attested by Paul Weeks, II, its Secretary, this 5th day of May, 1992.


                                 ICF Kaiser Engineers Operating, Co., Inc.
                                 (now:  PCI Operating Company)


SEAL

                                 By:      /s/ Kenneth A. Schweers
                                      ------------------------------------
                                      Kenneth A. Schweers, President

Attest:

                                 By:      /s/ Paul Weeks, II
                                      -----------------------------------------
                                      Paul Weeks, II, Secretary

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE


                ------------------------------------------------



          I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO

HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "PCI OPERATING COMPANY" FILED IN THIS OFFICE ON THE TWENTY-SIXTH

DAY OF MARCH, A.D. 1993, AT 9 O'CLOCK A.M.

          A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE

COUNTY RECORDER OF DEEDS FOR RECORDING.


                      * * * * * * * * * * * * * * * * * *



                                      /s/  William T. Quillen
                                 -----------------------------------------------
                                 William T. Quillen, Secretary of State


                                 AUTHENTICATION:  *3840267

                                 DATE:            03/30/1993

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                             PCI OPERATING COMPANY



          PCI Operating Company, a corporation organized and existing under the General Corporation Law of Delaware (the "Corporation"), hereby does certify:

          FIRST: That the Board of Directors of the Corporation, by the written consent of all of its members, filed with minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment of the Certificate of Incorporation of the Corporation:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 1.01 in its entirety and inserting in its place the following new language:

     Section 1.01   Name.  The name of the Corporation is PCI Operating Company,
     ------------   ----
Inc.

     SECOND: That in lieu of a meeting and vote of the stockholders, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, PCI Operating Company has caused this Certificate to be signed by Kenneth A. Schweers, its President, and attested by Paul Weeks, II, its Secretary, this 24th day of March, 1993.

                              PCI Operating Company
                              (now:  PCI Operating Company, Inc.)

SEAL

                              By:      /s/ Kenneth A. Schweers
                                    ------------------------------------
                                    Kenneth A. Schweers, President

Attest:

                              By:      /s/ Paul Weeks, II
                                    --------------------------------------------
                                    Paul Weeks, II, Secretary

                                      -15-